Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces

Fourth Quarter 2021 Results

•	Q4 2021 net revenue of $69.8 million, up 18% year over year, which exceeds high end of guidance
•	Q4 2021 GAAP EPS of $0.50, includes a tax benefit of $0.23 per share from SARs exercise
•	Q4 2021 pro forma EPS of $0.33, up 43% year over year, which exceeds high end of guidance
•	Company announces annual dividend increase of 10% and declares $0.11 per share first quarter dividend

MIAMI, FL – February 22, 2022 - The Hackett Group, Inc. (NASDAQ: HCKT), a global intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices digital transformation firm, today announced its financial results for the fourth quarter, which ended on December 31, 2021.

Fourth quarter 2021 net revenue (gross revenue less reimbursable expenses) from continuing operations was $69.8 million, up 18%, as compared to the same period in the prior year.

GAAP diluted earnings per share were $0.50 for the fourth quarter of 2021, as compared to GAAP diluted earnings per share of $0.03 in the same period in the prior year. GAAP results for the fourth quarter of 2021 included a $7.7 million, or $0.23 per diluted share, tax benefit related to the exercise of 2.9 million outstanding share appreciation rights (SARs).  GAAP results for the fourth quarter of 2020 included a $5.5 million, or $0.12 per diluted share, restructuring and asset impairment charge primarily related to the reduction in the Company's leased office space.

Pro forma diluted earnings per share were $0.33 for the fourth quarter of 2021, as compared to pro forma diluted earnings per share of $0.23 in the same period in the prior year, as demand for our services resulted in increased revenues from higher rates and utilization as well as an increase in the revenue mix from higher margin IP based offerings. Pro forma information is provided to enhance the understanding of the Company's financial performance and is reconciled to the Company's GAAP information in the accompanying tables.

At its most recent meeting, the Company's Board of Directors authorized a 10% increase in its annual dividend from $0.40 to $0.44 per share, to be paid quarterly, and declared a quarterly dividend of $0.11 per share for its shareholders of record on March 25, 2022, to be paid on April 8, 2022.

At the end of the fourth quarter of 2021, the Company's cash balances were $45.8 million with no outstanding debt. During the quarter, the Company repurchased 1.0 million shares of its stock at an average price of $19.83 for a total of $20.0 million, which includes $19.7 million related to the exercise of the 2.9 million outstanding SARs. As of the end of the fourth quarter of 2021, the Company's remaining share repurchase program authorization was $11.2 million.

"We finished the year strongly which resulted in record fiscal year 2021 operating results," stated Ted A. Fernández, Chairman and CEO of The Hackett Group, Inc.  "More importantly, the strong demand for our digital transformation services continues into the new year which bodes well for 2022."

Based on the Company's current economic outlook, the Company estimates total net revenue for the first quarter of 2022 will be in the range of $70.0 million to $72.0 million. The Company estimates pro forma diluted earnings per share for the first quarter of 2022 to be in the range of $0.31 and $0.33.

Other Highlights

Research: 2022 Key Issues Series – In early January 2022, The Hackett Group produced and distributed six pieces in its 2022 Key Issues research series. They focused individually on: finance, procurement, supply chain, human resources, technology, and global business services. Each details 10 key issues for 2022, as the ongoing business disruption of the pandemic continues to shape priorities and drive an accelerated transformation agenda. For each research piece, The Hackett Group produced a research paper, email campaign, Website content, LinkedIn advertising, social media posts, infographic, animation, virtual roundtable, and podcast.

Working Capital Research – Q3 Update – The Hackett Group issued a third quarter update to its annual Working Capital Research, tracking how effective the largest U.S. companies have been at collecting from customers, paying suppliers, and managing inventory. The research also details changes to revenue, debt, and cash on hand as companies began to rebound from the pandemic.

Sustainable Procurement Research – The Hackett Group published research looking at how companies can build a sustainable procurement program based on best practices.

Anaplan Partnership – The Hackett Group and Anaplan jointly announced a strategic alliance that will allow The Hackett Group to deliver finance and supply chain solutions that empower organizations to deliver real-time intelligence to executives, add strategic value to the enterprise, and accelerate best practices implementations utilizing Anaplan’s leading business performance orchestration platform.

Podcasts – The Hackett Group continued its weekly “Business Excelleration” podcast, which recently featured topics such as: ADP’s innovation lab; what to do about the looming credit crunch, Wipro’s AI-led HR transformation; shifting IT’s perspective from cost center to business value creator; the transformation in corporate learning; the big reset on talent; reimagining global business services and outsourcing; and more.

Webinars and Quick Polls– The Hackett Group held webinars on the following topics: The Digital World Class Advantage – Transforming Finance and CPM (with OneStream); How HR and Payroll Must Prepare to Adopt New Ways of Working; The Hackett Institute – The Changing Face of Talent Management; and Automate More (with Workiva). In addition, Quick Polls were launched looking at: inflation, FP&A forecasting, and HR Centers of Excellence.

On Tuesday, February 22, 2022, senior management will discuss fourth quarter results in a conference call at 5:00 P.M. ET.  The number for the conference call is (800) 593-0486, [Passcode: Fourth Quarter].  For International callers, please dial (517) 308-9371. Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, February 22, 2022 and will run through 5:00 P.M. ET on Tuesday, March 8, 2022. To access the rebroadcast, please dial (800) 584-7317. For International callers, please dial (203) 369-3296.

In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service.  To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.  An online replay of the call will be available after 8:00 P.M. ET on Tuesday, February 22, 2022, and will run through 5:00 P.M. ET on Tuesday, March 8, 2022. To access the replay, visit www.thehackettgroup.com or http://www.streetevents.com.

About The Hackett Group

The Hackett Group (NASDAQ: HCKT) is an intellectual property-based strategic consultancy and leading enterprise benchmarking firm to global companies, offering digital transformation including implementation of leading enterprise cloud applications, workflow automation and analytics that enable digital world class performance.

Drawing from our unparalleled IP from nearly 20,000 benchmark studies with the world’s leading businesses – including 97% of the Dow Jones Industrials, 94% of the Fortune 100, 70% of the DAX 30 and 51% of the FTSE 100 – captured through our leading benchmarking platform, Quantum Leap®, and our Digital Transformation Platform (DTP), we accelerate best practices implementations.

More information on The Hackett Group is available at: www.thehackettgroup.com, info@thehackettgroup.com, or by calling (770) 225-3600.

 # # #

The Hackett Group, quadrant logo and World Class Defined and Enabled, are the registered marks of The Hackett Group.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the impact of the coronavirus pandemic, including the duration and severity of the pandemic, the economic impact of the pandemic and the timing of an economic recovery, demand for our services, our ability to manage our business and capital resources through the pandemic, the ability of our products, services, or offerings mentioned in this release to deliver the desired effect, our ability to retain existing business, our ability to attract additional business through strategic initiatives or otherwise, our ability to effectively market and sell our product offerings and other services, including those referenced above, the timing of projects and the potential for contract cancellations by our customers, especially given that our clients are also impacted by the pandemic, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, the impact of any federally-mandated vaccine, testing or other COVID-19 related requirements on employee retention and our results of operations, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, the impact of Brexit on our business, changes in general economic conditions and interest rates, as well as other risks detailed in our Annual Report on Form 10-K for the most recent fiscal year as filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Page 4 of 7 - The Hackett Group, Inc. Announces Fourth Quarter Results

The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Twelve Months Ended
	December 31,	January 1,	December 31,	January 1,
	2021	2021	2021	2021
Revenue:
Revenue before reimbursements ("net revenue")	$69,776	$59,223	$277,583	$234,810
Reimbursements	456	58	1,226	4,672
TOTAL REVENUE FROM CONTINUING OPERATIONS	70,232	59,281	278,809	239,482

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses	40,831	36,769	165,143	154,327
Non-cash stock compensation expense	1,442	1,806	6,360	6,255
Acquisition-related compensation expense	-	11	11	50
Acquisition-related non-cash stock compensation expense	28	309	406	1,064
Reimbursable expenses	456	58	1,226	4,672
TOTAL COST OF SERVICE	42,757	38,953	173,146	166,368

Selling, general and administrative costs	14,400	12,544	54,815	50,586
Non-cash stock compensation expense	841	591	3,356	2,421
Amortization of intangible assets	233	254	1,016	977
Restructuring charges and asset impairments	-	5,454	-	10,488
TOTAL SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	15,474	18,843	59,187	64,472

TOTAL COSTS AND OPERATING EXPENSES	58,231	57,796	232,333	230,840

INCOME FROM OPERATIONS	12,001	1,485	46,476	8,642

Other expense:
Interest expense	(19)	(26)	(95)	(126)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	11,982	1,459	46,381	8,516
Income tax (benefit) expense	(4,539)	559	4,829	2,871
INCOME FROM CONTINUING OPERATIONS	16,521	900	41,552	5,645
Loss from discontinued operations (2)	-	(7)	(7)	(172)
NET INCOME	$16,521	$893	$41,545	$5,473

Weighted average common shares outstanding:
Basic	29,970	29,995	30,021	29,988
Diluted	32,916	32,614	32,883	32,405

Basic net income per common share:
Income per common share from continuing operations	$0.55	$0.03	$1.38	$0.19
Loss per common share from discontinued operations (2)	(0.00)	(0.00)	(0.00)	(0.01)
Basic net income per common share	$0.55	$0.03	$1.38	$0.18

Diluted net income per common share:
Income per common share from continuing operations	$0.50	$0.03	$1.26	$0.17
Loss per common share from discontinued operations (2)	(0.00)	(0.00)	(0.00)	(0.00)
Diluted net income per common share	$0.50	$0.03	$1.26	$0.17

Page 5 of 7 - The Hackett Group, Inc. Announces Fourth Quarter Results

PRO FORMA DATA (1):
Income from continuing operations before income taxes	$11,982	$1,459	$46,381	$8,516
Non-cash stock compensation expense	2,283	2,397	9,716	8,676
Acquisition-related compensation expense	-	11	11	50
Acquisition-related non-cash stock compensation expense	28	309	406	1,064
Restructuring charges and asset impairments	-	5,454	-	10,488
Amortization of intangible assets	233	254	1,016	977
PRO FORMA INCOME BEFORE INCOME TAXES	14,526	9,884	57,530	29,771
Pro forma income tax expense	3,632	2,471	14,383	7,443
PRO FORMA NET INCOME	$10,895	$7,413	$43,148	$22,328

Pro forma basic net income per common share	$0.36	$0.25	$1.44	$0.74
Weighted average common shares outstanding	29,970	29,995	30,021	29,988

Pro forma diluted net income per common share	$0.33	$0.23	$1.31	$0.69
Weighted average common and common equivalent shares outstanding	32,916	32,614	32,883	32,405

(1) The Company provides pro forma earnings results (which exclude the amortization of intangible assets, non-cash stock compensation expense, acquisition-related one-time expense, restructuring charges, asset impairments, and include a normalized tax rate, which is our long-term projected cash tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the overall users' understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

(2) Discontinued operations relate to the discontinuance of the Company’s European Working Capital group.

Page 6 of 7 - The Hackett Group, Inc. Announces Fourth Quarter Results

The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31,	January 1,
	2021	2021
ASSETS
Current assets:
Cash and cash equivalents	$45,794	$49,455
Accounts receivable and contract assets, net	50,616	32,778
Prepaid expenses and other current assets	5,766	2,599
Total current assets	102,176	84,832
Property and equipment, net	18,026	18,158
Other assets	620	1,680
Goodwill	85,070	85,297
Operating lease right-of-use assets	1,649	2,578
Total assets	$207,541	$192,545

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,677	$6,098
Accrued expenses and other liabilities	30,297	25,084
Contract liabilities (deferred revenue)	14,616	8,765
Operating lease liabilities	2,299	2,620
Total current liabilities	54,889	42,567
Long-term deferred tax liability, net	7,325	5,588
Operating lease liabilities	1,474	3,503
Total liabilities	63,688	51,658

Shareholders' equity	143,853	140,887
Total liabilities and shareholders' equity	$207,541	$192,545

Page 7 of 7 - The Hackett Group, Inc. Announces Fourth Quarter Results

The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	December 31,	October 1,	January 1,
	2021	2021	2021
Revenue Breakdown by Group:
(in thousands)
S&BT (3)	$28,436	$27,623	$23,362
EEA (4)	34,771	38,201	30,102
International (5)	6,569	5,576	5,759
Net revenue from continuing operations (6)	$69,776	$71,400	$59,223

Revenue Concentration:
(% of total revenue)
Top customer	6%	5%	3%
Top 5 customers	15%	14%	13%
Top 10 customers	22%	24%	23%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	1,072	1,049	928
Total headcount	1,274	1,257	1,133
Days sales outstanding (DSO)	66	63	54
Cash provided by operating activities (in thousands)	$19,885	$6,818	$12,906
Depreciation (in thousands)	$809	$829	$902
Amortization (in thousands)	$233	$259	$254
Capital expeditures (in thousands)	$986	$838	$395

Remaining Plan authorization:
Shares purchased (in thousands)	10	113	36
Cost of shares repurchased (in thousands)	$224	$2,103	$429
Average price per share of shares purchased	$21.64	$18.68	$11.84
Remaining Plan authorization (in thousands)	$11,244	$11,468	$4,284

Shares Purchased to Satisfy Employee Net Vesting Obligations (7):
Shares purchased (in thousands)	998	8	4
Cost of shares purchased (in thousands)	$19,767	$155	$54
Average price per share of shares purchased	$19.81	$19.49	$13.00

(3) Strategy and Business Transformation Group (S&BT) includes the results of our IP as-a-service offerings, which includes our North America Executive Advisory Programs, our Benchmarking Services and our Business Transformation Practices.

(4) ERP, EPM and Analytics Solutions (EEA) includes the results of our North America Oracle EEA and SAP Solutions Practices and One Stream.

(5) International Groups include the results of our S&BT and EEA Practices, primarily in Europe.

(6) Net revenue excludes reimbursable expenses which are primarily travel-related expenses passed through to a client with no associated margin.

(7) The share repurchases to satisfy net vesting obligations in the quarter ended December 31, 2021, included the net exercise of 2.9 million SARs.